EXHIBIT 23.1

PMB Helin Donovan

CONSULTANTS & CERTIFIED PUBLIC ACCOUNTANTS

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” in this Registration Statement on Form S-3 and related Prospectus Statement of COPsync, Inc. and the incorporation by reference therein of our report, dated March 30, 2016, with respect to the consolidated financial statements of COPsync, Inc., which is part of this Registration Statement.

PMB Helin Donovan, LLP

Dallas, Tx
July 1, 2016